United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,588,810)
Unrealized Gain (Loss) on Market Value of Futures	675,226
Dividend Income	540
Interest Income	683
Interest Income	350
Total Income (Loss)	$(912,011)

Expenses
General Partner Management Fees	$27,215
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	2,905
Non-interested Directors' Fees and Expenses	682
NYMEX License Fee	680
Prepaid Insurance Expense	473
Other Expenses	12,431
Total Expenses	48,331
Expense Waiver	(5,627)
Net Expenses	$42,704
Net Income (Loss)	$(954,715)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$54,078,359
Withdrawals (50,000 Shares)	(2,969,447)
Net Income (Loss)	(954,715)

Net Asset Value End of Month	$50,154,197
Net Asset Value Per Share (850,000 Shares)	$59.00

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612